Exhibit 10.5

TENCENT MUSIC ENTERTAINMENT GROUP

AMENDED AND RESTATED

RULES OF 2017 RESTRICTED SHARE AWARD SCHEME

1.	DEFINITIONS AND INTERPRETATION

(A)	In the Rules, unless the context otherwise requires, the following words and expressions have the meaning shown opposite to them below:

“Acceptance Period”	has the meaning ascribed to such term in Clause 5.3(A);

“Additional Shares”	has the meaning ascribed to such term in Clause 5.6(B);

“Account”	the bank account opened in the name of the Committee (or its designated person or entity), managed by the Committee, and operated solely for the purposes of operating the Scheme, which is held on trust for the benefit of Selected Participant and can be funded by the Company or any of its Subsidiaries;

“Adoption Date”	17 May 2017, being the date on which the Scheme is adopted by the Company;

“Articles”	the articles of association of the Company as amended from time to time;

“Award”	an award of Restricted Shares by the Committee pursuant to Clause 5 to a Selected Participant and will not include any options to purchase Shares;

“Awarded Amount”	in respect of a Selected Participant, either (i) the closing price of the Shares as quoted on a Qualified Stock Exchange as at the Grant Date after a Qualified IPO has taken place, or (ii) the grant price per Share specified in the Grant Letter before a Qualified IPO takes place; in either case, multiplied by the number of the Restricted Shares comprised in the Award;

“Board”	the board of directors of the Company or management of the Company authorized by the board of directors of the Company;

“Business Day”	a day (excluding Saturdays, Sundays and public holidays) on which a Qualified Stock Exchange is open for trading after the occurrence of a Qualified IPO and on which banks are open for normal banking business in Hong Kong, U.S. and the PRC;

“Call Option”	has the meaning ascribed to such term in Clause 5.5(A);

“Change of Control”

means the occurrence of any one or more of the following events:

(i.)  any person, other than an employee benefit plan or trust maintained by the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii.) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

(iii.) the consummation of (a) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (b) any sale, lease, exchange or other transfer to any person of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s);

(iv.) any analogous situation as determined by the Committee solely at its discretion, provided that, in the case of each of (i.), (ii.) and (iii.), a Change of Control shall not be deemed to have occurred until the Committee has determined by resolution of the Committee that such event has occurred, provided further that change of control will not occur for purposes of awards that are subject to Section 409A of the U.S. Internal Revenue Code of 1986 unless the event also constitutes a change of control under 409A of the U.S. Internal Revenue Code of 1986;

“Committee”	the management committee of the Company established by the Board;

“Company”	Tencent Music Entertainment Group, a limited liability company organized and existing under the laws of the Cayman Islands;

“Control”	means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

“Disability”

means, with respect to any Selected Participant, “disability” as defined in such Selected Participant’s Employment Agreement, if any, or if not so defined:

(i.)  a permanent and total disability that entitles the Selected Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Selected Participant is covered, as such plan or policy is then in effect; or

(ii.) if the Selected Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then the term “Disability” means that the Selected Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months. In this case, the existence of any such Disability will be certified by a physician acceptable to the Company;

“Employee”	an employee of any member of the Group or of any Invested Entity;

“Employment Agreement”	means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Selected Participant;

“Eligible Persons”	any Employee (whether full time or part time), executives or officers, directors (including executive, non-executive and independent non-executive directors) of any member of the Group or any Invested Entity and any consultant, adviser or agent of any member of the Group or of any Invested Entity, have contributed or will contribute to the growth and development of the Group or any Invested Entity;

“Excluded Person”	any Eligible Person who is resident in a place where the award of the Restricted Shares and/or the vesting and transfer of the Restricted Shares pursuant to the terms of the Scheme is not permitted under the laws and regulations of such place or where in the view of the Committee, compliance with applicable laws and regulations in such place makes it necessary or expedient to exclude such Eligible Person;

“Fair Market Value”	the fair market value of the Company as reasonably determined by the Committee in good faith;

“Grant Date”	in relation to any Restricted Share, the date on which the Restricted Share is, was or is to be granted;

“Grant Letter”	has the meaning ascribed to such term in Clause 5.3(A);

“Grant Shares”	has the meaning ascribed to such term in Clause 5.2(A);

“Group”	the Company and its Subsidiaries;

“Holding Period”	has the meaning ascribed to such term in Clause 5.4.2(D);

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC;

“Hong Kong Stock Exchange”	The Stock Exchange of Hong Kong Limited;

“Invested Entity”	any entity in which any member of the Group holds an equity interest;

“Non-competition Deed”	means any non-competition deed entered into between Tencent or any member of the Group on the one hand and a Selected Participant on the other hand;

“Option Exercise Date”	has the meaning ascribed to such term in Clause 5.5(B);

“Option Exercise Notice”	has the meaning ascribed to such term in Clause 5.5(B);

“PRC”	means the People’s Republic of China, excluding, for the purpose of this document, Hong Kong, Macau Special Administrative Region of the PRC and Taiwan;

“Qualified IPO”	means the listing of Shares resulting from a firm underwritten public offering of the Shares in the U.S. or in a similar listing of the Shares in another jurisdiction which results in such shares trading publicly on any Qualified Stock Exchange where the Company meets the listing requirements of such Qualified Stock Exchange;

“Qualified Stock Exchange”	means the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ Stock Market, A-Share Market or such other stock exchange approved by the Board;

“Reference Amount”	has the meaning ascribed to such term in Clause 5.3(B);

“Residual Cash”	in respect of a Selected Participant, being cash remaining in the Account managed by the Committee in respect of his Award (including interest income derived from deposits maintained with licensed banks in the relevant jurisdiction) which has not been applied in the acquisition or subscription of his Restricted Shares;

“Restricted Shares”	in respect of a Selected Participant, such number of Shares determined by the Committee and (i) issued by the Company to the Selected Participant, or (ii) purchased by the Committee from existing shareholders of the Company;

“Rules”	the rules of the Scheme adopted by the Board on the Adoption Date;

“Scheme”	the 2017 restricted share award scheme constituted by the Rules as amended from time to time;

“Selected Participant”	any Eligible Persons (including Tencent Transfer Employees) selected by the Committee in accordance with the terms of this Scheme;

“Senior Management”	senior management of the Company as determined by the Committee from time to time;

“Shares”	ordinary shares of US$0.000083 each in the capital of the Company (or of such other nominal amount as results from a sub-division, consolidation, reclassification or reconstruction of the share capital of the Company from time to time) in the capital of the Company;

“Subsidiary”	with respect to any given person, any person of which the given person directly or indirectly Controls and “Subsidiaries” are construed accordingly;

“Tencent”	Tencent Holdings Limited, a limited liability company organized and existing under the laws of the Cayman Islands and whose shares are listed on the Hong Kong Stock Exchange;

“Tencent RSU”	means the restricted share units of Tencent that are issued under the Tencent RSU Scheme;

“Tencent RSU Scheme”	means the restricted share units scheme of Tencent effective on 13 November 2013, as amended from time to time;

“Tencent Shares”	means the ordinary shares of Tencent;

“Tencent Transfer Employees”	has the meaning ascribed to such term in Clause 5.2(A)(2);

“Total Lapse”	has the meaning ascribed to such term in Clause 5.4.1(C);

“Unaccepted Shares”	such Shares pursuant to a grant which are not accepted by the Selected Participant;

“Untransferred Shares”	has the meaning ascribed to such term in Clause 5.4.1(D);

“Unvested Shares”	such Shares which do not vest in Selected Participants and have been or will be forfeited;

“U.S.”	United States of America, its territories, its possessions and all areas subject to its jurisdiction;

“Value Guarantee Restricted Shares”	means the number of Restricted Shares as specified in the initial Grant Letter in relation to a particular Tencent Transfer Employee;

“Vesting Date”	has the meaning ascribed to such term in Clause 5.4.2(A) or otherwise agreed by the Committee pursuant to the Rules.

(B)	In the Rules, unless where the context otherwise requires:

(i)	the headings are inserted for convenience only and do not limit, vary, extend or otherwise affect the construction of any provision of the Rules;

(ii)	references to Clauses are references to clauses of the Rules;

(iii)	references, express or implied, to any statute or statutory provision or the rules of any Qualified Stock Exchange are construed as references to such statute, statutory provision or rules as respectively amended, consolidated or re-enacted, or as its operation is modified from time to time by any other statute or statutory provision (whether with or without modification and whether before or after the date hereof), and includes any subsidiary legislation enacted under the relevant statute, provision or rule;

(iv)	expressions in the singular include the plural and vice versa;

(v)	expressions in any gender include other genders;

(vi)	a reference to any enactment is construed as a reference to that enactment as from time to time amended, extended or re-enacted; and

(vii)	references to persons include bodies corporate, corporations, partnerships, sole proprietorships, organizations, associations, enterprises, branches and entities of any other kind.

(C)	In construing the Rules:

(i)	the rule known as the ejusdem generis rule does not apply and, accordingly, general words introduced by the word “other” do not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(ii)	general words do not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	PURPOSES AND OBJECTIVES

(A)	The specific objectives of the Scheme are to:

(i)	recognize the contributions by certain Selected Participants with an opportunity to acquire a proprietary interest in the Company;

(ii)	encourage and retain such individuals for the continual operation and development of the Group;

(iii)	provide additional incentives for them to achieve performance goals;

(iv)	attract suitable personnel for further development of the Group; and

(v)	motivate the Selected Participants to maximize the value of the Company for the benefits of both the Selected Participants and the Company,

with a view to achieving the objectives of increasing the value of the Group and aligning the interests of the Selected Participants directly to the shareholders of the Company through ownership of Shares.

(B)	This Scheme sets out the terms and conditions upon which the incentive arrangement for the Selected Participants operates.

3.	DURATION

Without prejudicing the subsisting rights of any Selected Participant, subject to any early termination as may be determined by the Committee pursuant to Clause 11, the Scheme remains valid and effective from the Adoption Date until the tenth (10th) anniversary of the Adoption Date (17 May 2017), after which period no further Awards will be granted, but the provisions of this Scheme will in all other respects remain in full force and effect and Awards that are granted from the Adoption Date until the tenth (10th) anniversary of the Adoption Date may continue to be exercisable in accordance with their terms of issue.

4.	ADMINISTRATION

(A)	The Board and the Committee administrate the Scheme in accordance with the Rules.

(B)	The Board or the Committee may, at its sole discretion, appoint a trustee who is independent to the Company to assist in the administration of the Scheme.

(C)	Without prejudice to Clause 10(A), the Board or the Committee has the power from time to time to make or vary regulations for the administration and operation of this Scheme.

(D)	Unless otherwise specified in the Rules, the decision of the Board regarding the administration, operation and variations of the Scheme is final and binding on all parties, provided that such decisions are not inconsistent with the provisions of this Scheme.

5.	OPERATION OF SCHEME

5.1.	Grant of Restricted Shares to Selected Participants

(A)	Subject to provisions of the Rules, the Committee may, from time to time, at its absolute discretion select any Eligible Person (other than any Excluded Person) to be a Selected Participant and grant to such Selected Participant Restricted Shares. Participation in the Scheme is limited to Eligible Persons only.

(B)	The Committee is entitled, in its absolute discretion, to impose any conditions (including but not limited to a period of continued service within the Group after the Grant Date), with respect to the entitlement of the Selected Participant to the Award and the Committee will inform such Selected Participant the relevant conditions and the number of the Grant Shares. An Award certificate setting out, among other things, the number of the Grant Shares, the terms, conditions, restrictions, vesting schedule, grant price per Grant Share (as applicable) and performance conditions of such Award, will be given to the Selected Participant for each Award.

(C)	Where a Qualified IPO has taken place, no Award may be made by the Committee to any Selected Participant:

(1)	where the Company has, or reasonably believes there is, material non-public information or inside information that must be disclosed under the applicable laws and regulations, until such information has been published on website of the Company and the relevant Qualified Stock Exchange; or

(2)	within any black-out period or equivalent period of time restricting and/or prohibiting the dealing of Shares by Employees before the publication of financial statements of the Company as provided in the rules of the applicable Qualified Stock Exchange; or

(3)	in any other circumstances where dealings by Selected Participant (including directors of any member of the Group) are prohibited under any applicable law or regulation or where the requisite approval from any applicable regulatory authorities has not been granted.

5.2.	Criteria for Determining Selected Participants

(A)	Subject to Clauses 5.1(C) and 7, the Committee may:

(1)	select the Selected Participants and determine the number of Restricted Shares to be granted (the “Grant Shares”) to any Selected Participant (excluding any Excluded Person); or

(2)	select employees of Tencent who have agreed to transfer his or her employment to members of the Group, including the Company (the “Tencent Transfer Employees”) and determine the number of Grant Shares and monetary value per such Grant Shares.

(B)	In determining the number of Grant Shares for a Selected Participant, the Committee may take into consideration matters including, but without limitation to,

(1)	the present contribution and expected contribution of the relevant Selected Participant to the profits of the Group;

(2)	the rank and performance of the relevant Selected Participant;

(3)	the general financial condition of the Group;

(4)	the Group’s overall business objectives and future development plan; and

(5)	any other matter which the Committee considers relevant.

5.3.	Subscription or Purchase of Shares

(A)	After the Committee has determined the number of Grant Shares, the grant price per Grant Share (if applicable) and the Selected Participants, it will notify the Selected Participants on the Grant Date in writing together with the Award certificate (the “Grant Letter”). Upon receipt of the Grant Letter, the Selected Participants are required to confirm their acceptance of the Award by returning to the Committee a notice of acceptance duly executed by them within twenty eight (28) days after the Grant Date (the “Acceptance Period”). If any Selected Participant fails to return the notice of acceptance upon the expiration of the Acceptance Period to the Company, the Award automatically lapses forthwith and the Shares pursuant to the Award will become Unaccepted Shares which will be dealt with in accordance with Clause 6.

(B)	The Committee may at any time at its discretion, in respect of each Selected Participant and after having regard to the requirements under Clause 5.1(C), cause to be paid the reference amount from the Company’s resources or any Subsidiary’s resources into the Account for the relevant Selected Participant for the purchase and/or subscription of the Restricted Shares as soon as reasonably practicable after the Grant Date (the “Reference Amount”). The Reference Amount is the sum of:

(1)	the Awarded Amount;

(2)	the related purchase expenses (including but not limited to any applicable brokerage fee, stamp duty, transaction levy, and stock exchange trading fee); and

(3)	such other necessary expenses required for the completion of the purchase of all the Grant Shares.

(C)	In respect of the purchase and/or subscription of the Restricted Shares for a Selected Participant, the Committee will as soon as reasonably practicable after the Grant Date determine the Reference Amount towards the purchase and/or subscription of Restricted Shares as the case may be at its sole discretion, subject to Clause 5.3(D) below.

(D)	Without prejudicing to Clause 5.3(B), whether the Restricted Shares are to be purchased or subscribed for is determined by the Committee having regards to, among other things, the financial position of the Company, the cash position of the Company and, if the Shares are listed on a Qualified Stock Exchange, the market price of the Shares at the relevant time.

(1)	In case of subscribing for new Shares that are to be listed on a Qualified Stock Exchange, the Company must comply with the applicable rules of the relevant Qualified Stock Exchange and must apply for the necessary listing approval on each occasion before issue of the relevant Restricted Shares.

(2)	In case where the Restricted Shares will be purchased from existing shareholders of the Company, within fourteen (14) Business Days (or such longer period as the Committee may determine from time to time) of determining the Reference Amount, the Committee will apply the same towards the purchase of Shares from other shareholders of the Company or from the market. If the Reference Amount paid or caused to be paid is not sufficient to purchase all the necessary Shares to cover the Grant Shares, the Committee shall grant additional funds so as to acquire the number of Restricted Shares as determined by the Committee under this Clause 5.3(D).

(E)	Upon instruction of the Committee, any Residual Cash provided for a Selected Participant will be promptly returned to the Company forthwith after completion of the purchase and/or subscription of all the Restricted Shares comprised in the Award. The Committee or its designated persons or entities will hold any Shares so purchased in accordance with the terms of the Rules.

(F)	Without prejudice to Clause 5.4.2(D), the Restricted Shares so purchased and/or subscribed for will, subject to the receipt by the Committee of the properly executed transfer documents as prescribed by the Committee, be transferred to and/or issued in the name of the Selected Participant in accordance with Clause 5.4.2.

(G)	Save for the arrangements described in Clause 5.4.2(D), the Grant Shares transferred pursuant to this Scheme will be subject to all the provisions of the Articles for the time being in force and will rank pari passu in all respects with the existing fully paid Shares in issue on the date on which those Grant Shares are transferred to and/or issued in the name of the Selected Participant and accordingly will entitle the holders of such Grant Shares to participate in all dividends or other distributions paid or made on or after the date on which Grant Shares are transferred to and/or issued in the name of the Selected Participant other than any dividends or distributions previously declared or recommended or resolved to be paid or made if the record date thereof will be before the date on which the Grant Shares are transferred to and/or issued in the name of the Selected Participant.

5.4.	Vesting

5.4.1	Vesting Condition

(A)	Subject to Clause 5.4.3, the vesting of the Restricted Shares is subject to the Selected Participant remaining, at all times after the Grant Date and on the Vesting Date, an Eligible Person. For the purpose of this Clause, a Selected Participant is regarded as remaining as a Selected Participant notwithstanding that he ceases to hold a position of employment or office with or be an agent or consultant of the Company or a Subsidiary, if at the same time he takes up a different position of employment and/or office with, or continues to be an agent or consultant of another Subsidiary as the case may be.

(B)	A Selected Participant ceases to be an Eligible Person for the purpose of Clause 5.4.1(A) if:

(1)    the Selected Participant’s service or employment with the Group has been terminated by any member of the Group or any Invested Entity for cause. For the purposes of this Clause and all other relevant provisions under the Rules (if any) relating to termination for cause, “cause” means:

(i)	dishonesty or serious misconduct, whether or not in connection with his employment; willful disobedience or non-compliance with the terms of his employment, agency or consultancy contract with any member of the Group or any Invested Entity or any lawful orders or instructions given by the any member of the Group or any Invested Entity as the case may be;

(ii)	incompetence or negligence in the performance of his duties; or

(iii)	doing anything in the conclusive opinion of the Committee adversely affects his ability to perform his duties properly or bring the Company or the Group or any Invested Entity into disrepute;

(2)	the Selected Participant has been convicted for any criminal offence involving his integrity or honesty; or

(3)	the Selected Participant has been charged, convicted or held liable for any offence under the relevant securities laws under any applicable laws or regulations in force from time to time.

Total Lapse Cases

(C)	Subject to Clause 5.4.3, in the event that prior to or on the Vesting Date in respect of a Selected Participant,

(1)	the relevant Selected Participant ceases to be an Eligible Person,

(2)	a Selected Participant who is found to be an Excluded Person; or

(3)	an order for the winding-up of the Company is made or a resolution is passed for the voluntary winding-up of the Company (otherwise than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Company pass to a successor company) (each of these, an event of “Total Lapse”), the Award will automatically lapse forthwith and the Restricted Shares will not vest on the relevant Vesting Date and the relevant Reference Amount so paid by the Company under Clause 5.3(B) will be taken out of the Account and returned to the Company immediately. In such case, the relevant Restricted Shares will not be counted for the purpose of the Scheme limit in Clause 7. However, all vested Restricted Shares can still be held by the Selected Participant or transferred to the Selected Participant upon the occurrence of a Qualified IPO or any other events the Committee may determine from time to time, in accordance with Clause 5.4.2.

Defected Employees

(D)	Subject to Clause 5.4.3, in the event that prior to or on the Vesting Date in respect of a Selected Participant,

(1)	the Selected Participant has breached any provisions of the Non-competition Deed or any other relevant non-compete undertaking;

(2)	the Selected Participant has violated any relevant policy(ies) of the Company; or

(3)	any other event(s) which could be detrimental to the interest of the Company or Tencent or their respective shareholders as determined by the Committee,

the following will take place:

(i) the Award granted to such Selected Participant will automatically lapse forthwith, accordingly the unvested Restricted Shares will not vest on the relevant Vesting Date,

(ii) all vested Restricted Shares will no longer be transferred to the Selected Participant in accordance with Clause 5.4.2(D) (the “Untransferred Shares”) and will be returned to the Committee;

(iii) any Reference Amount so paid by the Company under Clause 5.3(B) will be taken out of the Account and returned to the Company immediately. In such case, the relevant Restricted Shares will not be counted for the purpose of the Scheme limit in Clause 7; and

(iv) such Selected Participant shall be held by the Company to account for any profit arising out of dealing in any Restricted Shares that has been transferred to the Selected Participant in accordance with Clause 5.4.2(D).

Terminated Employees

(E)	Unless the Committee decides otherwise at its sole discretion, if the Selected Participant’s employment or service with the Group is terminated for any reason other than for the reasons provided for under Clause 5.4.1(B) (including by reason of resignation, summary dismissal, non-renewal of the employment or service agreement upon its expiration, retires by agreement with a member of the Group at any time prior to or on the Vesting Date for any reason other than those set out under Clause 5.4.1(B)), any unvested Restricted Shares in respect of such Selected Participant will automatically lapse with effect from the date on which the Selected Participant’s employment or service is terminated. However, all vested Restricted Shares can still be held by the Selected Participant or transferred to the Selected Participant upon the occurrence of a Qualified IPO and any other events as the Committee may determine from time to time, in accordance with Clause 5.4.2(D).

(F)	Notwithstanding any other provisions of this Scheme (but subject to any applicable laws), the Committee is at liberty to waive the vesting condition referred to in this Clause 5.4.1.

5.4.2	Vesting of Restricted Shares

(A)	Subject to Clauses 5.4.2 and 5.4.3, any Share held by the Committee on behalf of a Selected Participant pursuant to the provisions of the Rules vests in such Selected Participant in accordance with the vesting schedule (if any) as set out in the Grant Letter (for this purpose, the date or each such date on which the Grant Shares are to vest is referred to as a “Vesting Date”).

(B)	In order for the Award to vest and barring unforeseen circumstances, the Committee is to receive duly executed transfer documents and any undertakings as prescribed by the Committee within twenty eight(28) days of the Vesting Date.

(C)	In the event that the Committee does not receive the transfer documents or undertakings from a Selected Participant (or his legal representative or lawful successor as the case may be) within the prescribed period, the Shares which would have otherwise vested in such Selected Participant will be automatically forfeited forthwith and become Unvested Shares for the purpose of the Scheme and be dealt with in accordance with Clause 6.

(D)	The Committee shall hold vested Restricted Shares, subject to the receipt by the Committee of the transfer documents referred to in Clause 5.4.2(B) from the Selected Participant, from the Vesting Date until the date of Qualified IPO or the occurrence of other events as determined by the Committee (the “Holding Period”) on trust for the Selected Participant in accordance with the Rules. During the Holding Period, the Committee shall not exercise any voting rights ascribed to such vested Restricted Shares and will hold any economic interests (such as dividend or other distribution) on trust for the Selected Participants. Upon or after the occurrence of a Qualified IPO, the Committee will transfer the Restricted Shares (together with any economic interests accrued) to the relevant Selected Participants as soon as reasonably practicable after the date of such Qualified IPO or upon receipt by the Committee of the transfer documents referred to in Clause 5.4.2(B) from the Selected Participant.

(E)	In relation to termination of employment of Selected Participants (including Senior Management) in accordance with Clause 5.4.1(E) before the occurrence of a Qualified IPO, the Committee will, unless otherwise determined by the Committee to pay such Selected Participants in cash, continue to hold the vested Restricted Shares for the Selected Participants in accordance with Clause 5.4.2. In the event that the Committee decides to pay such Selected Participants in cash, the amount of cash will be equivalent to the Fair Market Value of the number of vested Restricted Shares, with such cash payments to be made to an account of the Selected Participants as soon as reasonably practicable.

5.4.3	Vesting upon Death and Disability

(A)	In respect of a Selected Participant who dies or is disabled at any time prior to or on the Vesting Date, the relevant Award shall lapse and accordingly all unvested Restricted Shares shall not vest upon Vesting Date. However, subject to Clause 5.4.2(D), the legal personal representatives shall continue to hold Restricted Shares that have vested before the date of death or Disability.

(B)	If the Award would otherwise become bona vacantia, the Award are deemed to be cancelled and the Awarded Amount ceases to be applicable in subscription and/or purchase of the Shares, and the entire Reference Amount attributable to the relevant Selected Participant will be taken out of the Account and returned to the Company immediately. In such event, none of the Selected Participants (or his legal representative or lawful successor as the case may be) shall have any claim against the Company in respect of the Award. In such case, the relevant Restricted Shares will not be counted for the purpose of the Scheme limit in Clause 7.

(C)	Notwithstanding the foregoing, in the event of the death of Selected Participant who is a U.S. taxpayer, any relevant Restricted Shares of such Selected Participant that vest pursuant to this Clause 5.4.3, shall be transferred to the beneficiary or other legal representative of such deceased Selected Participant on the earlier to occur of a Qualified IPO or a Change of Control.

5.5.	Call Option

(A)	For Value Guarantee Restricted Shares that have been vested in accordance with Clause 5.4.1 or Clause 5.4.3, the Committee has the right to invite the Tencent Transfer Employees (or their legal personal representatives) to sell such Value Guarantee Restricted Shares to the Company at the corresponding Reference Amount (the “Call Option”).

(B)	To exercise the Call Option, the Committee must notify the Tencent Transfer Employees (or their legal personal representative) in writing (the “Option Exercise Notice”) at least seven (7) Business Days before the intended date of exercise (the “Option Exercise Date”). The Option Exercise Notice shall invite the Tencent Transfer Employees to confirm their acceptance of the Call Option not less than three (3) Business Days before the Option Exercise Date and also request for the bank account and securities account details of Tencent Transfer Employee. For the avoidance of doubt, Call Options that are unaccepted by the Tencent Transfer Employees will not be exercised by the Company and will lapse forthwith.

(C)	At the sole discretion of the Committee, the repurchase described in Clause 5.5(A) above can be made either in cash or the number of immediately vested Tencent RSUs (taking into account of all applicable brokerage, stamp duty, trading fees and levies) that could be purchased by the relevant Reference Amount using the closing price of Tencent Shares quoted on the Hong Kong Stock Exchange on the day before the date of the Option Exercise Date.

(D)	Upon issuing the Option Exercise Notice, the Committee shall inform the Tencent Transfer Employee the choice of the consideration of the repurchase within seven (7) Business Days and shall further cause to be transferred either cash or immediately vested Tencent RSUs to the designated bank or securities account of the Tencent Transfer Employee within fourteen (14) Business Days (or such longer period as the Committee may determine from time to time) from the date of the Option Exercise Notice.

(E)	The Call Option shall lapse forthwith upon the occurrence of:

(1)	a Qualified IPO;

(2)	a Change of Control; or

(3)	any other material events as determined by the Committee,

whichever is earlier.

5.6.	Cash and Non Cash Income

(A)	All cash, non-cash income or sale proceeds of non-cash and non-scrip distributions declared in respect of a Share (whether held as Grant Share, Unaccepted Share, Additional Share or Unvested Share) form part of the fund of the Committee.

(B)	The Committee may apply the fund of the Committee in Clause 5.6(A):

(i) to pay the fees, costs and expenses of the Committee in relation to the administration of the Scheme, including without limitation, fees of any trustee or third party professionals; and

(ii) to purchase the maximum number of Shares (the “Additional Shares”) on the Purchase Date (as defined below).

(C)	The Committee holds such Additional Shares and all income derived from them for the benefit of all or one or more of the Participants.

(D)	The Additional Shares (if granted) are subject to the same vesting condition and vesting schedule as they apply to any Grant Shares.

(E)	For the purpose of this Clause 5.6, “Purchase Date” means any Business Day on which the Committee purchases any Additional Shares.

5.7.	Restrictions and Limitations

(A)	Any Award is personal to the Selected Participant to whom it is made and is not assignable and no Selected Participant may in any way sell, transfer, charge, mortgage, encumber or create any interest in favor of any other person over or in relation to either the Awarded Amount, the Reference Amount or the Restricted Shares referable to him pursuant to such Award or the Unaccepted Shares, Additional Shares or any of the Unvested Shares under the Scheme.

(B)	Without prejudice to the arrangement described in Clause 5.4.2(D), a Selected Participant may not have any interest or rights (including the right to receive dividend) in the Restricted Shares which are attributed to him until such Restricted Shares have been vested as Shares in accordance with the provisions set out in Clause 5.4.2.

(C)	A Selected Participant has no rights in the Residual Cash.

(D)	The Committee does not exercise any voting rights in respect of any Shares held for any Selected Participant (including but not limited to Grant Shares, Unaccepted Shares, Untransferred Shares, Additional Shares, Unvested Shares, any bonus Shares and scrip Shares and Share held in the Holding Period).

(E)	No instructions may be given by a Selected Participant to the Committee in respect of the Restricted Shares that have not vested, and such other properties of the Account managed by the Committee.

(F)	The Committee may not subscribe for any new Shares pertaining to either (a) an open offer of new securities; or (b) any rights issue issued in respect of any Shares held by the Selected Participant. In the event of a rights issue, the Committee will sell any nil-paid rights allotted to it. The net proceeds from the sale of such rights are held as cash income of the Committee and are first applied to fees, costs and expenses incurred by the Committee in the administration of the Scheme and then to the any Selected Participant subject to the Committee’s discretion.

(G)	The Committee may at all times have the discretion to decide whether to receive scrip dividend or in cash.

5.8.	Compliance

In respect of the administration of the Scheme, the Company complies with all applicable disclosure regulations including without limitation those imposed by the rules of any Qualified Stock Exchange from time to time.

6.	UNACCEPTED, UNVESTED AND UNTRANSFERRED SHARES

(A)	Where Shares, referable to a Selected Participant,

(1)	are not accepted by such Selected Participant within the stipulated time in accordance with Clause 5.3(A) and become Unaccepted Shares in accordance with Clause 5.3(A); or

(2)	do not vest in accordance with the relevant provisions of the Rules and become Unvested Shares; or

(3)	are vested but are not transferred to a Selected Participant pursuant to Clause 5.4.1(D),

the Committee may hold such Unaccepted Shares or Unvested Shares or Untransferred Shares and all income derived from them for the benefit of all or one or more of the Eligible Persons, as the Committee in its discretion may at any time grant to any Selected Participant.

(B)	All Unaccepted Shares or Unvested Shares or Untransferred Share, when granted, are subject to the same vesting condition and vesting schedule as they apply to any Grant Shares.

7.	SCHEME LIMITS

(A)	The Committee may not make any further Award which will result in the nominal value of the Shares awarded by the Committee under the Scheme exceeding ten (10) percent of the issued share capital of the Company as at the Adoption Date.

(B)	The maximum number of Shares which may be awarded to any one Selected Participant under the Scheme may not exceed one (1) percent of the issued share capital of the Company as at the Adoption Date.

8.	WITHHOLDING

(A)	The Company or any Subsidiary may be entitled to withhold, and any Selected Participant may be obliged to pay, the amount of any tax and/or social security contributions attributable to or payable in connection with the grant of the Restricted Shares and any excluded expenses pursuant to Clause 12(B).

(B)	The Committee may establish appropriate procedures to provide for any such payment so as to ensure that the Company or any Subsidiary receive advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or social security contributions or which may make available to the Company or such Subsidiary any tax deduction resulting from the occurrence of such event.

(C)	The Company or any Subsidiary may, by notice to the Selected Participant and subject to any rules as the Committee may adopt, require that the Selected Participant pay at the time of the Award an amount estimated by the Company or any Subsidiary to cover all or a portion of the tax and/or social security contributions attributable to or payable in connection with the Award.

9.	DISPUTES

Any dispute arising in connection with the Scheme is referred to the decision of the Committee who acts as experts and not as arbitrators and whose decision is final and binding.

10.	AMENDMENT

(A)	The Scheme may be amended in any respect by a resolution of the Committee provided that no such amendment may operate to affect adversely any subsisting rights of any Selected Participant under the Scheme unless:

(i)	the written consent of the relevant Selected Participants is obtained; or

(ii)	the sanction of a special resolution passed at a meeting of the Selected Participants.

(B)	For any such meeting of Selected Participants referred to in Clause 10(A) all the provisions of the Articles as to general meetings of the Company apply mutatis mutandis except that:

(i)	not less than five (5) Business Days’ notice of such meeting is given;

(ii)	a quorum at any such meeting is two Selected Participants present in person or by proxy;

(iii)	every Selected Participant present in person or by proxy at any such meeting is entitled on a show of hands to one vote, and on a poll, to one vote for each Awarded Share proposed to be awarded to him;

(iv)	any Selected Participant present in person or by proxy may demand a poll; and

(v)	if any such meeting is adjourned for want of a quorum, such adjournment will be to such date and time, not being less than five (5) or more than ten (10) Business Days, and to such place as may be appointed by the chairman of the meeting. At any adjourned meeting those Selected Participants who are then present in person or by proxy form a quorum and at least five (5) Business Days’ notice of any adjourned meeting is given in the same manner as for an original meeting and such notice states that those Selected Participants who are then present in person or by proxy forms a quorum.

(C)	In respect of any proposed amendment in relation to the advantage of the Selected Participants, such proposed amendment is approved by the shareholders of the Company in general meeting if required by any rules of Qualified Stock Exchange or under applicable laws.

(D)	In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Scheme, then the Committee shall equitably adjust (i) Awards outstanding under the Scheme, including, without limitation, the number of Grant Shares and grant price per Grant Share (as applicable), and (ii) the number of vested Restricted Shares held in trust for Selected Participants (to the extent such vested Restricted Shares are not treated consistently with the treatment of Shares in connection with any transaction described in this subsection) and (iii) the maximum number of Shares that may be awarded under this Scheme.

11.	TERMINATION

(A)	The Scheme commences on the Adoption Date and remains valid and effective unless and until being terminated on the earlier of:

(i)	the tenth (10th) anniversary date of the Adoption Date; or

(ii)	such date of early termination as determined by the Committee provided that such termination does not affect any subsisting rights of any Selected Participant.

(B)	Upon termination, no further Restricted Shares may be granted. The Committee will notify the Selected Participant of such termination.

(C)	The Committee will, within twenty one (21) Business Days of the date of termination of the Scheme, vest all Restricted Shares which, as of the date of such termination are unvested and have not previously lapsed pursuant to Clauses 5.4.1(C), (D) or (E), and transfer such vested Restricted Shares to the relevant Selected Participants.

(D)	In the event of termination of the Scheme, after all Restricted Shares granted under the Scheme have either previously lapsed or have vested and been transferred to the relevant Selected Participants, the Residual Cash and such other funds remaining in the Account (after making appropriate deductions in respect of all disposal costs, liabilities and expenses) will be remitted to the Company forthwith.

(E)	For the avoidance of doubt, the temporary suspension of the granting of any Award is not construed as a decision to terminate the operation of the Scheme.

12.	MISCELLANEOUS

(A)	The Scheme does not form part of any contract of employment or contract for services (as the case may be) between the Company or any Subsidiary and any Eligible Person, and the rights and obligations of any Eligible Person under the terms of his office or employment are not affected by his participation in the Scheme or any right which he may have to participate in it and the Scheme affords such Eligible Person no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

(B)	The Company bears the costs of establishing and administering the Scheme, including, for the avoidance of doubt, costs arising from communication as referred to in Clause 12(D), expenses incurred in the purchase or subscription of Shares and stamp duty and normal registration fees in respect of the transfer of Shares to Selected Participants on the relevant Vesting Date. For the avoidance of doubt, the Company is not liable for any tax or expenses of such other nature payable on the part of any Eligible Person or the Committee in respect of any sale, purchase, vesting or transfer of Shares.

(C)	Save as specifically provided in the Rules, the Scheme does not confer on any person any legal or equitable rights (other than those constituting and attaching to the Restricted Shares themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

(D)	Any notice or other communication between the Company and any Eligible Person may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its head office and principal place of business in Hong Kong or such other address as notified to the Eligible Person from time to time and in the case of an Eligible Person, his address in Hong Kong as notified to the Company from time to time.

(E)	Any notice or other communication served by post is be deemed to have been served twenty four (24) hours after the same was put in the post.

(F)	The Company is not be responsible for any failure by any Eligible Person to obtain any consent or approval required for such Eligible Person to participate in the Scheme as a Selected Participant or for any tax, duty, expenses, fees or any other liability to which he may become subject as a result of his participation in the Scheme.

(G)	Each provision of the Rules is a separate provision and is severally enforceable as such and in the event of any provision or provisions being or becoming unenforceable in whole or in part. To the extent that any provision or provisions are unenforceable, they are deemed to be deleted from the Rules, and any such deletion do not affect the enforceability of the Rules as remain not so deleted.

(H)	The Company discloses details of the Award under the Scheme in its annual report to the extent appropriate after the occurrence of a Qualified IPO.

(I)	Tencent RSUs referenced in these Rules shall be issued in accordance with the rules of the Tencent RSU Scheme.

(J)	In the event of a Qualified IPO on the A-Share Market, the Committee shall replace the granted Restricted Shares with equivalent number of equity securities in the PRC incorporated entity seeking listing in a manner as determined in its sole discretion. Such equity securities so issued shall be governed by these Rules.

13.	GOVERNING LAW

(A)	The Scheme operates subject to the Articles and any applicable law to which the Company is subject.

(B)	The Scheme is governed by and construed in accordance with the laws of Cayman Islands.